
<ARTICLE> 5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         953,463
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               970,963
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 970,963
<CURRENT-LIABILITIES>                           53,981
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,125
<OTHER-SE>                                     915,857
<TOTAL-LIABILITY-AND-EQUITY>                   970,963
<SALES>                                              0
<TOTAL-REVENUES>                             1,555,433
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               293,856
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,937
<INCOME-PRETAX>                              1,261,577
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (261,449)<F1>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,261,577
<EPS-PRIMARY>                                     1.12
<EPS-DILUTED>                                     1.12

<F1>The Company had income-pretax of $1,261,577 which included a gain on debt compromise of $278,026 and a realized gain of $1,245,000 on the sale of equity securities of RailAmerica, Inc. The realized gain does not constitute income from continuing operations because the Company no longer owns any securities and has no current intention of acquiring securities for investment purposes in the future.

